EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-205906, 333-125994, 333-139484, 333-159749, 333-173494, 333-180095, 333-189391, 333-210402 on Form S-8 and Registration Statement Nos. 333-186067, 333-212099, 333-155784, and 333-166526 on Form S-3 of NeoGenomics, Inc. of our report dated March 10, 2017 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Indianapolis, Indiana

March 13, 2018